Auriga Expands Brand Portfolio with Exclusive Licensing of Five Prescription Dermatology Products from River’s Edge Pharmaceuticals

New Licensing Agreement Enables Auriga to Address High-Revenue Opportunities in $5 Billion Dermatology Marketplace

NORCROSS, Ga. — (BUSINESS WIRE) — Auriga Laboratories, Inc. (OTCBB: ARGA — News), a specialty pharmaceutical company driving high-growth revenues through acquisition of valuable brand portfolios and innovative drug development programs, today finalized an agreement with River’s Edge Pharmaceuticals that significantly expands the Company’s product portfolio with an exclusive license to five new prescription dermatological product formulations.

The agreement marks Auriga’s third major product acquisition or exclusive license in less than two months. It also enables the Company to add the $5 billion dermatology marketplace to the growing list of medical therapeutic segments addressed by its products and development programs. Americans make more than 35 million visits to dermatologists each year, resulting in millions of prescriptions to address skin disorders and conditions.

The agreement calls for River’s Edge to present Auriga with five single source dermatology pharmaceutical formulations for launch in the 1st quarter of 2007.

“These dermatological products position Auriga to capitalize on the multibillion-dollar prescription dermatology and skin care drug market, and also further demonstrate Auriga’s strategy to create a high-revenue multibrand product portfolio,” said Philip S. Pesin, Chief Executive Officer of Auriga Laboratories. “We have made dramatic gains in both products and revenue potential in a relatively short time and believe these proactive moves are a major validation of Auriga’s overriding commitment to creating exceptional shareholder value.”

In addition to the successful acquisition of the Extendryl® line of cough and cold products in 2005, Auriga recently acquired the exclusive license to market the popular Levall® family of common cold remedy prescription drug products from Athlon Pharmaceuticals. Additionally, the Company also acquired the exclusive license to market the FDA-cleared Aquoral™, a prescription-only product designed to treat the widespread condition xerostomia, representing a potential marketplace estimated at more than $1 billion.

The agreement also authorizes River’s Edge to be the exclusive generic drug distributor of the Company’s Extendryl® and Levall® prescription product lines. The agreement is designed to provide a number of strategic advantages to protect and maximize Auriga’s product revenue as it moves into the marketplace for generic versions of those drug brands.

About River’s Edge Pharmaceuticals

River’s Edge Pharmaceuticals, LLC is a value priced company that brings niche products to market. We enhance the profitability of our trading partners. The company has experienced rapid growth since its inception in 2003. We will continue to bring such products to market. In addition, we partner with like minded companies to help them protect and bring value to their markets.

About Auriga Laboratories(TM)

Auriga Laboratories(TM) is a specialty pharmaceutical company capitalizing on high-revenue markets and opportunities in the pharmaceutical industry through proactive sales, integrated marketing and advanced in-house drug development capabilities. The Company’s high-growth business model combines acquisition of proven brand names, powerful product development strategies and rapidly-growing national sales teams and marketing operations. Auriga acquires valuable brand portfolios that are no longer a strategic focus for large pharmaceutical companies, then capitalizes on untapped marketplace opportunities through brand extension and directed sales/marketing programs. The Company’s drug-development pipeline leverages novel material science and advanced drug delivery technologies to produce improved formulations of successful brands to further expand markets, sales and clinical indications for proven, successful products. Auriga’s exclusive product portfolio currently includes the Extendryl® and Levall® families of prescription products, indicated for relief of symptoms associated with a range of acute respiratory diseases. Auriga’s product portfolio also consists of Aquoral(TM) for the treatment of Xerostomia. Auriga plans to become a fully integrated pharmaceutical company by acquiring its own manufacturing and development capabilities. Moving forward, the Company will seek to acquire and/or in-license additional products and technologies to further grow revenues. For more information, please visit: www.aurigalabs.com. For investor-specific information and resources, visit http://www.trilogy-capital.com/tcp/auriga/. For an informational video overview, visit http://www.trilogy-capital.com/tcp/auriga/video.html. To view current stock quotes and news, visit http://www.trilogy-capital.com/tcp/auriga/quote.html.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in our documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the Company’s ability to increase its sales force and the success of such sales force in selling our products in light of competitive and other factors, the regulatory status and/or regulatory compliance of our products, our ability to secure additional financing, our ability to sustain market acceptance for our products, our dependence on collaborators, our ability to find and execute strategic transactions, our potential exposure to litigation, our exposure to product liability claims, and our prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Contact:
Auriga Laboratories, Inc.
Philip Pesin, 877-287-4428
investors@aurigalabs.com
or
River’s Edge Pharmaceuticals, LLC.
Brendan Murphy
brendan.murphy@riversedgepharma.com
or
Financial Communications Trilogy Capital Partners, Inc.
Paul Karon, 800-592-6067
paul@trilogy-capital.com